CONSENT OF INDEPENDENT AUDITORS

                     GLENS FALLS NATIONAL BANK AND TRUST CO.




         We consent to the inclusion in the Registration Statement of The North Country Funds (File Nos. 811-0123; 333-45664) of our reports dated March 8, 2000 and March 9, 1999, on our examination of the 1999 and 1998 financial statements of the Glens Falls National Bank Special Equity Fund #1 and Glens Falls National Bank Special Fixed Income Fund #1.




                                                     EDWARDS, WILLIAMS, McMANUS
                                                     AND RICCIARDELLI, P.C.



Glens Falls, New York
December 13, 2000